Exhibit 32

Office Depot, Inc.

Certification of CEO and CFO Pursuant to

18 U.S.C. Section 1350, as Adopted Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report on Form 10-Q of Office Depot, Inc. (the “Company”) for the quarterly period ended March 26, 2011 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Neil R. Austrian, as Interim Chief Executive Officer of the Company, and Michael D. Newman, as Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to each officer’s knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Neil R. Austrian
Name:	Neil R. Austrian
Title:	Interim Chief Executive Officer
Date:	April 26, 2011

/s/ Michael D. Newman
Name:	Michael D. Newman
Title:	Chief Financial Officer
Date:	April 26, 2011

The foregoing certification is being furnished as an exhibit to the Report pursuant to Item 601(b)(32) of Regulation S-K and Section 1350 of Title 18 of the United States Code and, accordingly, is not being filed with the Securities and Exchange Commission as part of the Report and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934 (whether made before or after the date of the Report, irrespective of any general incorporation language contained in such filing).

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